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                                                                   EXHIBIT 10(w)



                              MANAGEMENT AGREEMENT


         This Management Agreement (this "Agreement") is entered into as of February 15, 2000 between Buffets, Inc., a Minnesota corporation (the "Company"), and Kerry A. Kramp (the "Executive").

                                    RECITALS

         A. The Executive is a key member of the management of the Company and has devoted substantial skill and effort to the affairs of the Company.

         B. It is desirable and in the best interests of the Company and its shareholders to continue to obtain the benefits of the Executive's services and attention to the affairs of the Company.

         C. It is desirable and in the best interests of the Company and its shareholders to provide inducement for the Executive to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company.

         D. It is desirable and in the best interests of the Company and its shareholders that the Executive be in a position to make judgments and advise the Company with respect to proposed changes in control of the Company without regard to the possibility that the Executive's employment may be terminated without compensation in the event of certain changes in control of the Company.

         E. The Executive desires to be protected in the event of certain changes in control of the Company.

         F. For the reasons set forth above, the Company and the Executive desire to enter into this Agreement.

                                    AGREEMENT

         Now, therefore, in consideration of the foregoing and the mutual agreements contained herein, the Company and the Executive agree as follows:

         1. Employment. The Executive shall remain in the employ of the Company for the Term of this Agreement, and during the Term the Executive shall have such title, duties, responsibilities and authority, and receive such remuneration and fringe benefits, as the Board of Directors of the Company shall from time to time provide for the Executive; provided, however, that either the Executive or the Company may terminate the employment of the



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Executive at any time before the expiration of the Term, with or without Cause, upon at least 30 days' prior written notice to the other party, subject to the right of the Executive to receive any payment and other benefits that may be due under Section 3.

         2. Events. No amounts or benefits shall be payable or provided for pursuant to this Agreement unless an Event shall have occurred during the Term of this Agreement.

                  (a) Each of the following shall be deemed an "Event" for purposes of this Agreement:

                           (1) Any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act")) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors ("Voting Securities") or 30% or more of the then-outstanding shares of common stock of the Company ("Common Stock"), provided, however, that the following shall not constitute an Event pursuant to this Section 2(a)(1):

                                    (A) any acquisition or beneficial ownership
                           by the Company or a subsidiary of the Company;

                                    (B) any acquisition or beneficial ownership
                           by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

                                    (C) any acquisition or beneficial ownership
                           by any corporation (including an acquisition in a transaction of the nature described in Section 2(a)(3)) with respect to which, immediately following such acquisition, more than 70%, respectively, of (i) the combined voting power of the Company's then-outstanding Voting Securities and (ii) the Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock, respectively, of the Company immediately before such acquisition in substantially the same proportions as their ownership of such Voting Securities and Common Stock, as the case may be, immediately before such acquisition;

                           (2) Continuing Directors shall not constitute a
                  majority of the members of the Board of Directors of the Company. For purposes of this


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                  Section 2(a)(2), "Continuing Directors" are the following: (A)
                  individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company after the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) individuals elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly created directorships, provided that "Continuing Directors" shall not include individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person or group other than the Board of Directors of the Company;

                           (3) Approval by the shareholders of the Company of a
                  reorganization, merger, statutory share exchange or consolidation of the Company (other than a reorganization, merger, statutory share exchange or consolidation with a subsidiary of the Company), unless immediately following such reorganization, merger, statutory share exchange or consolidation all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately before such reorganization, merger, statutory share exchange or consolidation beneficially own, directly or indirectly, more than 70% of, respectively, (A) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors and (B) the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately before such reorganization, merger, statutory share exchange or consolidation, of the Voting Securities and Common Stock, as the case may be;

                           (4) (A) Approval by the shareholders of the Company
                  of a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, (i) the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and
                  (ii) the then-outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Common Stock immediately before such



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                  sale or other disposition in substantially the same
                  proportions as their ownership, immediately before such sale or other disposition, of the Voting Securities and Common Stock, as the case may be;

                           (5) The Company enters into a letter of intent, an
                  agreement in principle or a definitive agreement relating to an Event described in Section 2(a)(1), 2(a)(2), 2(a)(3) or 2(a)(4) that ultimately results in such an Event, or a tender or exchange offer or proxy contest is commenced that ultimately results in an Event described in Section 2(a)(1) or 2(a)(2); or

                           (6) There shall be an involuntary termination or
                  Constructive Involuntary Termination of employment of the Executive, and the Executive reasonably demonstrates that such event (A) was requested by a party (other than the Board of Directors of the Company) that had previously taken other steps reasonably calculated to result in an Event described in
                  Section 2(a)(1), 2(a)(2), 2(a)(3) or 2(a)(4) and that
                  ultimately results in an Event described in any such Section, or (B) otherwise arose in connection with or in anticipation of an Event described in any such Section that ultimately occurs.

         Notwithstanding anything stated in this Section 2(a), an Event shall not be deemed to occur with respect to the Executive if (x) the acquisition or beneficial ownership of the 30% or greater interest referred to in Section 2(a)(1) is by the Executive or by a group, acting in concert, that includes the Executive (provided that if the acquisition is by a group, the Executive must acquire or own beneficially 10% or greater of the interest referred to in Section 2(a)(i)) or (y) a majority of the combined voting power of the then-outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, consolidation or disposition of assets referred to in Section 2(a)(3) or 2(a)(4), be beneficially owned, directly or indirectly, by the Executive or by a group, acting in concert, that includes the Executive (provided that if the acquisition is by a group, the Executive must beneficially own at least 10% of the surviving corporation or such other corporation).

                  (b) For purposes of this Agreement, a "subsidiary" of the Company includes any entity of which securities or other ownership interests having general voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         3. Payments and Benefits. If an Event occurs during the Term of this Agreement, then the Executive shall be entitled to receive from the Company or its successor (which includes any person acquiring all or substantially all of the assets of the Company) a cash payment and other benefits on the following basis (unless the Executive's employment by the Company is terminated voluntarily or involuntarily before the occurrence of the earliest Event


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to occur (the "First Event"), in which case the Executive shall be entitled to no payment or benefits under this Section 3):

                  (a) If at the time of, or at any time after, the occurrence of the First Event and before the end of the Transition Period, the employment of the Executive with the Company is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by the Executive other than a Constructive Involuntary Termination or is on account of the death or Disability of the Executive or is a termination by the Company for Cause), the Executive (or the Executive's legal representative, as the case may be), subject to the limitations set forth in Sections 3(e) and 3(g),

                           (1) shall be entitled to receive from the Company or
                  its successor, upon such termination of employment with the Company or its successor, a cash payment in an amount equal to three times the sum of (A) the Executive's then-current annual base salary and (B) the greater of (i) the Executive's annualized then-current year's bonus or (ii) the Executive's annual bonus in the year prior to the then-current year, such payment to be made to the Executive by the Company or its successor in a lump sum at the time of such termination of employment; and

                           (2) shall be entitled for three years after the
                  termination of the Executive's employment with the Company to participate in any health, disability and life insurance plan or program in which the Executive was entitled to participate immediately before the First Event as if he were an employee of the Company during such three-year period; provided however, that if the Executive's participation in any such health, disability or life insurance plan or program of the Company is barred, the Company, at its sole cost and expense, shall arrange to provide the Executive with benefits substantially similar to those that the Executive would be entitled to receive under such plan or program as if he were not barred from participation.

                  (b) The payments provided for in this Section 3 shall be in addition to any salary or other remuneration otherwise payable to the Executive on account of employment by the Company or one or more of its subsidiaries or its successor (including any amounts received before such termination of employment for personal services rendered after the occurrence of the First Event) but shall be reduced by any severance pay which the Executive receives from the Company, its subsidiaries or its successor under any other policy or agreement of the Company in the event of involuntary termination of Executive's employment.

                  (c) The Company shall also pay to the Executive all legal fees and expenses incurred by the Executive as a result of such termination, including all such fees and


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         expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

                  (d) If at any time from the date of the First Event until the end of the Transition Period,

                           (1) the Executive shall not be given substantially
                  equivalent or greater title, duties, responsibilities and authority, in each case as compared with the Executive's status immediately before the First Event, other than for Cause or on account of Disability;

                           (2) the Executive's annual base salary or bonus
                  formula shall be reduced from the Executive's annual base salary or bonus formula in effect immediately before the First Event;

                           (3) the Company shall fail to provide the Executive
                  with benefits under the Company's pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans and other employee benefit plans and arrangements that in the aggregate for all such plans and arrangements are at least as favorable to the Executive as those benefits covering the Executive immediately before the First Event or shall fail to provide the Executive with at least the number of paid vacation days to which the Executive was entitled immediately before the First Event;

                           (4) the Company shall have failed to obtain
                  assumption of this Agreement by any successor as contemplated by Section 5(b) hereof;

                           (5) the Company shall require the Executive to
                  relocate to any place other than a location within 30 miles of the location at which the Executive performed his primary duties immediately before the First Event or, if the Executive performed such duties at the Company's principal executive offices, the Company shall relocate its principal executive offices to any location other than a location within 30 miles of the location of the principal executive offices immediately before the First Event; or

                           (6) the Company shall require that the Executive
                  travel on Company business to a substantially greater extent than required immediately before the First Event;

         then a termination of employment with the Company by the Executive thereafter shall constitute a "Constructive Involuntary Termination."


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                  (e)      Notwithstanding any provision of this Agreement to
         the contrary, except the last sentence of this Section 3(e), if the lump-sum cash payment due and the other benefits to which the Executive shall become entitled under Section 3(a), either alone or together with other payments in the nature of compensation to the Executive that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would constitute a "parachute payment" as defined in Section 280G of the Code or any successor provision thereto, such lump-sum payment and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or being non-deductible to the Company for federal income tax purposes pursuant to Section 280G of the Code (or any successor provision thereto). The Executive in good faith shall determine the amount of any reduction to be made pursuant to this Section 3(e) and shall select from among the foregoing benefits and payments those which shall be reduced. No modification of, or successor provision to, Section 280G or
         Section 4999 after the date of this Agreement shall, however, reduce the benefits to which the Executive would be entitled under this Agreement in the absence of this Section 3(e) to a greater extent than they would have been reduced if Section 280G and Section 4999 had not been modified or superseded after the date of this Agreement, notwithstanding anything to the contrary provided in the first sentence of this Section 3(e).

                  (f) The Executive shall not be required to mitigate the amount of any payment or other benefit provided for in this Section 3 by seeking other employment or otherwise, nor (except as specifically provided in Section 3(a)(2) or 3(b)) shall the amount of any payment or other benefit provided for in this Section 3 be reduced by any compensation earned by the Executive as the result of employment by another employer after termination, or otherwise.

                  (g)      Notwithstanding any other term of this Agreement, if
         (1) an Event has not yet occurred, (2) the Board of Directors of the Company desires to cause the Company to effect a transaction that will qualify as a pooling-of-interests transaction (a "Pooling Transaction") and (3) the independent certified public accountants for the Company advise the Board of Directors that they will be unable to render an opinion that such transaction will be treated as a Pooling Transaction solely because of the payments provided for in this Agreement (or in similar agreements with other employees of the Company), then the Executive agrees that upon the happening of any Event in connection with such Pooling Transaction he shall not be entitled to any payments under this Agreement as a result of such Event to the extent such payments would in the opinion of the Company's independent certified public accountants prevent them from providing the Company with a favorable opinion with respect to the treatment of the desired transaction as a Pooling Transaction.



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                  (h)      The  obligations of the Company under this Section 3
         shall survive the termination of this Agreement.

         4.       Definition of Certain Additional Terms.

                  (a) "Cause" means, and is limited to, (1) willful and gross neglect of his duties by the Executive or (2) an act or acts committed by the Executive constituting a felony and substantially detrimental to the Company or its reputation.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  (c) "Disability" means the Executive's absence from his duties with the Company on a full-time basis for 180 consecutive business days as a result of the Executive's incapacity due to physical or mental illness, unless within 30 days after written notice pursuant to Section 1 is given following such absence the Executive shall have returned to the full-time performance of his duties.

                  (d)      "Including" means "including without limitation."

                  (e) Other than in Section 2(a), "person" means an individual, partnership, corporation, limited liability company, estate, trust or other entity.

                  (f) "Transition Period" means the three-year period commencing on the date of the earliest to occur of an Event described in Section 2(a)(1), 2(a)(2), 2(a)(3) or 2(a)(4) (the "Commencement Date") and ending on the third anniversary of the Commencement Date.

         5.       Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Executive may not assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its successor.

                  (b) The Company will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or all or substantially all of the assets of the Company, or by merger, statutory share exchange, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement



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         before the effectiveness of any such succession (other than in the case of a merger, statutory share exchange or consolidation) shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment on account of a Constructive Involuntary Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" means the Company as defined above and any successor to its business and/or assets as aforesaid that is required to execute and deliver the agreement provided for in this Section 5(b) or that otherwise becomes bound by this Agreement by operation of law.

         6. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota, without giving effect to choice-of-law principles.

         7. Notices. All notices, requests and demands given to or made pursuant hereto shall be in writing and shall be delivered or mailed to any such party at its address as follows:

                  (a)      In the case of the Company:

                           Buffets, Inc.
                           10260 Viking Drive
                           Eden Prairie, Minnesota 55344
                           Attention:  Chief Executive Officer

                  (b)      In the case of the Executive:

                           Kerry A. Kramp
                           10260 Viking Drive
                           Eden Prairie, Minnesota 55344-7229

Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed to have been given on the registered date or that date stamped on the certified mail receipt.

         8. Severability; Severance. If any portion of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other portions of this Agreement and the remaining portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision so as to make it valid and enforceable. If any benefits to the Executive provided in this Agreement are held to be unavailable to the Executive as a matter of law, the Executive shall be entitled to severance benefits from the Company, in the event of an involuntary termination or Constructive Involuntary Termination of employment of the Executive (other than a



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termination on account of the death or Disability of the Executive or a termination for Cause) during the term of this Agreement occurring at the time of or following the occurrence of an Event, at least as favorable to the Executive (when taken together with the benefits under this Agreement that are actually received by the Executive) as the most advantageous benefits made available by the Employer to employees of comparable position and seniority to the Executive during the five-year period before the First Event.

         9. Term. The "Term" of this Agreement shall begin on the date hereof and shall end on the later of (a) December 31, 2005, provided that such period shall be automatically extended for successive one-year terms thereafter until notice of termination is given by the Company or the Executive at least 60 days before December 31, 2005 or the one-year extension period then in effect, as the case may be, or (b) if the Commencement Date occurs on or before December 31, 2005 (or before the end of the extension year then in effect as provided for in clause (a) of this Section), the third anniversary of the Commencement Date.


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         In Witness Whereof, the parties have executed this Agreement as of the date first written above.


                                         BUFFETS, INC.


                                         By:
                                             ---------------------------------
                                         Its:
                                             ---------------------------------


                                         EXECUTIVE


                                         -------------------------------------
                                         Kerry A. Kramp




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